EXHIBIT 13.2

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Certification of CFO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Asia Pacific Resources Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert Scott, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)

The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:

March 31, 2005

“signed”  Robert Scott

______________________________________________

Robert Scott, Chief Financial Officer and Corporate Secretary

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.